Exhibit 3.1

FORM OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

DUCK CREEK TECHNOLOGIES, INC.

The name of the corporation is Duck Creek Technologies, Inc. The corporation was originally incorporated by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on November 15, 2019. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s Certificate of Incorporation, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware and by the written consent of its stockholders in accordance with Section 228 of the General Corporation Law of the State of Delaware. The Certificate of Incorporation of the corporation is hereby amended, integrated and restated to read in its entirety as follows:

FIRST: The name of the Corporation is Duck Creek Technologies, Inc. (the “Corporation”).

SECOND: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.

THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is [●] shares, consisting of (a) [●] shares of Common Stock, $0.01 par value per share (“Common Stock”), and (b) [●] shares of Preferred Stock, $0.01 par value per share (“Preferred Stock”) of which [●] shares shall be designated Series E Convertible Preferred Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK.

1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) upon any issuance of the Preferred Stock of any series.

2. Voting. The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (which, as used herein, shall mean the certificate of incorporation of the Corporation, as amended from time to time, including the terms of any certificate of designations of any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation or the DGCL. There shall be no cumulative voting.

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

3. Dividends. Dividends may be declared and paid on the Common Stock if, as and when determined by the Board of Directors subject to any preferential dividend or other rights of any then outstanding Preferred Stock and subject to the requirements of applicable law.

4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B.	PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the DGCL, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Amended and Restated Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors and subject to the requirements of the Stockholders Agreement (as defined below), the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Amended and Restated Certificate of Incorporation and in accordance with the Stockholders Agreement, dated as of [•], 2020, by and among the Corporation, Accenture LLP, Accenture Holdings, BV and Disco Guernsey LP, as may be amended, supplemented, restated or otherwise modified from time to time (the “Stockholders Agreement”), and all rights conferred upon stockholders, directors or any other persons herein are granted subject to this reservation.

SIXTH: In furtherance and not in limitation of the powers conferred upon it by the DGCL, and subject to the terms of any series of Preferred Stock and subject to the Stockholders Agreement, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws of the Corporation (the “Bylaws”). The stockholders may not adopt, amend, alter or repeal the Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Amended and Restated Certificate of Incorporation and the Stockholders Agreement, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. No amendment to or repeal of this Article SEVEN shall apply to or have any adverse effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is subsequently amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL as so amended. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SEVENTH.

EIGHTH: This Article EIGHTH is inserted for the management of the business and for the conduct of the affairs of the Corporation.

1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

2. Number of Directors; Election of Directors. Subject to the applicable requirements of the Stockholders Agreement and the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. Election of directors need not be by written ballot, except as and to the extent provided in the Bylaws.

3. Classes of Directors. The Board of Directors shall be and is divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The Board of Directors is authorized to assign members of the Board of Directors to Class I, Class II or Class III.

4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director was elected; provided, however, that each director initially assigned to Class I shall serve for a term expiring at the Corporation’s first annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the Corporation’s second annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the Corporation’s third annual meeting of stockholders held after the effectiveness of this Amended and Restated Certificate of Incorporation. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the effective date of this Amended and Restated Certificate of Incorporation, the directors of the class to be elected at each annual meeting shall be elected for a three-year term. If the total number of such directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any such additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the total number of directors remove or shorten the term of any incumbent director. Each director shall hold office until the annual meeting at which his or her term expires and until his or her successor shall be elected and qualified, or his or her earlier death, resignation, retirement, disqualification or removal from office.

5. Removal. Subject to the terms of the Stockholders Agreement and the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed but only for cause and only by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at an election of directors.

6. Vacancies. Subject to applicable law, the terms of the Stockholders Agreement and the rights of holders of any series of Preferred Stock, any vacancy or newly created directorship in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director so chosen to fill a vacancy shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred, and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal from office.

7. Amendments to Article. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article EIGHTH.

NINTH: If at any time Accenture LLP, Accenture Holdings, BV and their affiliates (together, the “Accenture Group”) and Disco Guernsey LP, any funds managed or advised by Apax Partners, L.P. and its affiliates and any portfolio companies of Apax Partners, L.P. and its affiliates other than the Corporation and its subsidiaries (together, the “Apax Group”) beneficially own in the aggregate less than fifty percent (50%) of the outstanding Common Stock, any action required or permitted to be taken by the stockholders must be effected at an annual or special meeting of the Corporation’s stockholders and may not be effected by any consent in writing by the stockholders. For so long as the Accenture Group and the Apax Group beneficially own in the aggregate fifty percent (50%) or more of the outstanding Common Stock, any action required or permitted to be taken at any annual or special meeting of the Corporation’s stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be executed by the holders of outstanding shares of capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors, the chairperson of the Board of Directors or the Chief Executive Officer of the Corporation, and may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, or the fact that a lesser percentage may be specified by law, subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

ELEVENTH:

1. Corporate Opportunities. To the fullest extent permitted by applicable law, (i) neither the Apax Group, the Accenture Group nor any of their respective officers, directors, partners, members, shareholders and employees shall have any fiduciary duty to refrain from engaging in or possessing any interest in other investments, business ventures or persons of any nature or description, independently or with others, similar or dissimilar to, or that compete with, the investments or business of the Corporation and its subsidiaries, and may provide advice and other assistance to any such investment, business venture or person; (ii) the Corporation shall have no rights in or to such investments, business ventures or persons or the income or profits derived therefrom; and (iii) the pursuit of any such investment or venture, even if competitive with the business of the Corporation and its subsidiaries, shall not be deemed wrongful or improper and shall not constitute a conflict of interest or breach of fiduciary or other duty with respect to the Corporation or the stockholders of the Corporation.

2. No Obligation to Present. None of the Apax Group, the Accenture Group or any of their respective officers, directors, partners, members, shareholders or employees shall be obligated to present any particular investment or business opportunity to the Corporation or its subsidiaries even if such opportunity is of a character that, if presented to the Corporation or its subsidiaries, could be pursued by the Corporation or its subsidiaries, and the Apax Group and the Accenture Group and their respective officers, directors, partners, members, shareholders and employees shall have the right to pursue for their own account (individually or as a partner or a fiduciary) or to recommend to any other person any such investment opportunity.

3. Corporate Opportunities Waiver. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, waives and renounces any right, interest or expectancy of the Corporation and/or its subsidiaries in, or being offered an opportunity to participate in, business opportunities that are from time to time presented to the Apax Group or the Accenture Group or business opportunities of which the Apax Group or the Accenture Group gains knowledge, even if the opportunity is competitive with the business of the Corporation and/or its subsidiaries. To the fullest extent permitted by applicable law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article ELEVENTH. If any provision or provisions of this Article ELEVENTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article ELEVENTH (including, without limitation, each portion of any sentence of this Article ELEVENTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

4. Amendment. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or the Bylaws, and notwithstanding that a lesser percentage may be specified by law, and subject to the Stockholders Agreement, the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, repeal or to adopt any provision inconsistent with this Article ELEVENTH, nor shall the adoption of any provision inconsistent with this Article ELEVENTH apply to or have any effect on the liability or alleged liability of any member of the Accenture Group or the Apax Group, or their respective directors, officers, partners, members, shareholders or employees or with respect to any activities or opportunities which such person becomes aware prior to such alteration, amendment, repeal or adoption.

TWELFTH: Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL or this Amended and Restated Certificate of Incorporation or the Bylaws (each, as in effect from time to time), or (iv) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TWELFTH. The existence of any prior Alternative

Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Article TWELFTH with respect to any current or future actions or claims.

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the DGCL, has been executed by its duly authorized officer this     day of                 , 2020.

DUCK CREEK TECHNOLOGIES, INC.

By:
Name:	[●]
Title:	[●]

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